Exhibit 99.1

NEWS RELEASE

For Immediate Distribution	Contact:	Timothy McKenna
tmckenna@rocksp.com
Phone: 609-734-6430

Rockwood Reports Strong Fourth Quarter and Full Year Results:

•	Net sales up 16.9% for the quarter and 12.5% for the full year
•	Adjusted EBITDA up 20.6% for the quarter and 18.6% for the full year
•	As reported EPS of $1.56 vs. $0.06 for the quarter and $4.16 vs. $1.37 for the full year
•	As adjusted EPS of $0.51 vs. $0.26 for the quarter and $1.87 vs. $1.40 for the full year

Princeton, New Jersey; February 19, 2008 — Rockwood Holdings, Inc. (NYSE: ROC), a global producer of specialty chemicals and advanced materials, today announced results for the fourth quarter and full year 2007.  Except as otherwise indicated, net sales and Adjusted EBITDA exclude the divested Electronics business.  The Company reported:

•

Net sales were $807.2 million for the fourth quarter of 2007, up 16.9% compared to $690.5 million for the same period in the prior year. Full year net sales were $3,136.4 million, up 12.5%. Adjusted EBITDA was $159.2 million for the fourth quarter of 2007, up 20.6% compared to $132.0 million for the same period in the prior year. Full year Adjusted EBITDA was $614.4 million, up 18.6%.

•

Net sales, including the Electronics business sold, were $861.9 million for the fourth quarter of 2007, up 16.5% compared to $739.8 million for the same period in the prior year. Full year net sales, including the Electronics business sold, were $3,338.3 million, up 12.2%. Adjusted EBITDA, including the Electronics business sold, was $169.5 million for the fourth quarter of 2007, up 20.8% compared to $140.3 million for the same period in the prior year. Full year Adjusted EBITDA, including the Electronics business sold, was $652.0 million, up 17.9%.

•

Excluding the positive impact of foreign currency changes, net sales and Adjusted EBITDA were up 8.8% and 11.3%, respectively, for the fourth quarter of 2007, and were up 6.5% and 11.8%, respectively, for the year ended December 31, 2007.

•

Net income for the fourth quarter of 2007 was $119.1 million, including after tax income of $79.7 million related to net non-recurring and other special items, primarily related to the after-tax gain of $94.8 million on the sale of the Electronics business. Net income for the fourth quarter of 2006 was $4.5 million, including net non-recurring and other special charges of $14.7 million. Net income for the full year 2007 was $317.1 million, including after tax income of $174.1 million related to net non-recurring and other special items, primarily related to the after-tax gain of $94.8 million on the sale of the Electronics business and the after-tax gain of $115.6 million on the sale of Groupe Novasep in January 2007. This compares to net income of $103.0 million for the full year 2006, which included net non-recurring and other special charges of $2.4 million.

•

Diluted earnings per share for the fourth quarter of 2007 were $1.56, including income from net non-recurring and other special items of $1.05 primarily related to the sale of the Electronics business. Diluted earnings per share for the fourth quarter of 2006 were $0.06, including net charges of $0.20 related to net non-recurring and other special items. Excluding net non-recurring and other special items, diluted earnings per share were $0.51 and $0.26 in the fourth quarter of 2007 and 2006, respectively.

•

Diluted earnings per share for the full year 2007 were $4.16, including income from net non-recurring and other special items of $2.29 primarily related to the sale of the Electronics business and Groupe Novasep. Diluted earnings per share for the full year 2006 were $1.37, including net charges of $0.03 related to net non-recurring and other special items. Excluding net non-recurring and other special items, diluted earnings per share were $1.87 and $1.40 for the full year 2007 and 2006, respectively.

•

As previously announced, on December 31, 2007, we completed the sale of our Electronics business, excluding our wafer reclaim business, to OM Group, Inc. for $315.0 million. The results of this business have been accounted for as a discontinued operation in the consolidated financial statements for all periods presented.

Commenting on Rockwood’s performance, Seifi Ghasemi, Chairman and Chief Executive Officer, said, “Our fourth quarter performance continued to demonstrate Rockwood’s strengths.  Our market and geographic diversity enabled us to post robust sales and earnings despite the slowdown in construction-related businesses in the United States.  In particular, our Specialty Chemicals and Advanced Ceramics businesses posted strong quarters.

The strong fourth quarter performance enabled us to post full-year results which exceeded our sales and earnings goals.  For the year, we grew our top line by 12.5 percent, our Adjusted EBITDA by 18.6 percent and expanded our Adjusted EBITDA margins to 19.6 percent, resulting in a 33.6 percent increase in earnings per share, as adjusted.

In addition, we accomplished several major strategic goals.  Most importantly, we completed the sale of our Electronics business, providing greater focus to our portfolio, and we continued to grow through acquisitions, including the acquisition of the global color pigments business of Elementis plc.”

Commenting on the outlook for 2008, Mr. Ghasemi said, “We continue to set ambitious goals for Rockwood.  Despite an uncertain economic outlook, our goal continues to be to grow our top line by our target of 8 percent while maintaining our Adjusted EBITDA margins at 2007 levels.  Our exposure to diverse end markets, our geographic diversity and our focus on improving productivity will help us achieve these goals.”

Fourth Quarter Results

Specialty Chemicals

Net sales increased 21.5% and Adjusted EBITDA increased 25.0% in the fourth quarter of 2007 compared to the same period in the prior year.  In the Fine Chemicals business, net sales and Adjusted EBITDA were up primarily due to higher selling prices in lithium products.  Increased volumes of lithium products also had a favorable impact on our results.  In the Surface Treatment business, net sales and Adjusted EBITDA were up on higher selling prices and increased volumes, particularly in European automotive and general industrial applications.  Improved results were partially offset by higher raw material costs.

Performance Additives

Net sales increased 23.9% and Adjusted EBITDA increased 30.3% in the fourth quarter of 2007 compared to the same period in the prior year.  Net sales were up primarily from the acquisition of the global color pigments business of Elementis plc and higher selling prices for ACQ products in our Timber Treatment Chemicals business.  Adjusted EBITDA increased primarily from the higher selling prices for ACQ products.  In our Clay-based Additives business, higher volumes of oilfield applications and increased selling prices of coatings and inks applications had a favorable impact on our results.  Lower construction volumes, primarily in North America, had a negative impact on our results.

Titanium Dioxide Pigments

Net sales increased 6.3% and Adjusted EBITDA increased 7.5% in the fourth quarter of 2007 compared to the same period in the prior year due to the positive impact of currency changes.  Lower volumes and selling prices of titanium dioxide products and higher energy and raw material costs had a negative impact on our results.

Advanced Ceramics

Net sales increased 13.0% and Adjusted EBITDA increased 20.5% in the fourth quarter of 2007 compared to the same period in the prior year.  Results were up primarily from increased volumes in cutting tool and medical applications and the impact of a bolt-on acquisition made in April 2007.  Productivity improvements also favorably impacted performance in the quarter.

Specialty Compounds

Net sales increased 11.4% and Adjusted EBITDA increased 17.1% in the fourth quarter of 2007 compared to the same period in the prior year.  Results were up primarily due to higher selling prices and increased volumes in wire and cable applications, partially offset by higher raw material costs.

Other

Interest Expense.  For the fourth quarter of 2007, interest expense increased $8.6 million compared to the same period in the prior year.  The fourth quarter of 2007 and 2006 included losses of $16.8 million and gains of $0.8 million, respectively, representing the movement in the mark-to-market valuation of our interest rate hedging instruments.  Excluding the impact of these losses and gains, interest expense decreased $9.0 million primarily due to lower interest expense related to the redemption on May 15, 2007 of the 2011 Notes, in the aggregate principal amount of $273.4 million.

Income Tax Provision.  The fourth quarter 2007 income tax provision was impacted by certain non-recurring items, primarily a $9.7 million reduction related to the impact of statutory rate changes in certain European jurisdictions.  Certain income tax charges of approximately $9.0 million, primarily a U.S. valuation allowance increase, were recorded in the fourth quarter of 2006.

The effective tax rate for the full year 2007, after excluding non-recurring tax benefits, net was approximately 41%.

Free Cash Flow

Our free cash flow was $174.3 million for the year ended December 31, 2007.  This amount consists of net cash provided by operating activities of $368.5 million plus proceeds on the sale of property, plant and equipment of $1.6 million and non-recurring items of $5.4 million, less capital expenditures of $201.2 million.  Net debt, which is total debt less cash and cash equivalents, was $2,231.3 million and $2,811.0 million as of December 31, 2007 and 2006, respectively.

Conference Call and Webcast

We will host a conference call and webcast to discuss the results of operations for the fourth quarter and full year ended December 31, 2007 on Tuesday, February 19, 2008 at 10 a.m. Eastern Time.  The dial-in number to access via conference call in the U.S. is (800) 288-8960 and the international dial-in number is (612) 288-0337.  No access code is needed for either call.  A replay of the conference call will be available through February 26, 2008 at (800) 475-6701 in the U.S., access code: 896164, and internationally at (320) 365-3844, access code: 896164.

A listen only, live webcast of the conference call will be available at www.rocksp.com.  Materials for the call, including a PowerPoint file detailing the results, will be available for download on the site on the morning of the call.  The webcast and PowerPoint file will be archived on Rockwood’s website.

Non-GAAP Financial Measures

This press release includes “non-GAAP financial measures,” such as, a discussion of Adjusted EBITDA, free cash flow and diluted earnings per share excluding certain items. Adjusted EBITDA is not intended to be an alternative to net income (loss) as an indicator of operating performance or to cash flows from operating activities as a measure of liquidity. Additionally, Adjusted EBITDA is not intended to be a measure of free cash flow for management’s discretionary use, as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements. All presentations of consolidated Adjusted EBITDA are calculated using the definition set forth in the senior secured credit agreement as a basis and reflects management’s interpretations thereof.  Adjusted EBITDA, which is referred to under the senior secured credit agreement as “Consolidated EBITDA,” is defined in the senior secured credit agreement as consolidated earnings (which, as defined in the senior secured credit agreement, equals income (loss) before the deduction of income taxes of Rockwood Specialties Group, Inc. and the Restricted Subsidiaries (as such term is defined in the senior secured credit agreement), excluding extraordinary items) plus certain items including interest expense, depreciation expense, amortization expense, extraordinary losses and non-recurring charges, losses on asset sales, less certain items including extraordinary gains and non-recurring gains, non-cash gains and gains on asset sales.  We use Adjusted EBITDA on a consolidated basis to assess our operating performance, to calculate performance-based cash bonuses and determine whether certain performance-based options vest (as both such bonuses and options are tied to Adjusted EBITDA), and as a liquidity measure. In addition, we use Adjusted EBITDA to determine compliance with our debt covenants. We also use Adjusted EBITDA on a segment basis as the primary measure used by our chief operating decision maker to evaluate the ongoing performance of our business segments and reporting units. A reconciliation of Adjusted EBITDA to net income is contained in the press release. We strongly urge you to review the reconciliation. In addition, we discuss sales growth in terms of nominal (actual) and net change (nominal less foreign currency impacts). Free cash flow is not intended to be an alternative to cash flows from operating activities as a measure of liquidity.  Our presentation of free cash flow is defined as net cash from operating activities, plus proceeds on the sale of property, plant and equipment (excludes sales of property, plant and equipment related to sales of businesses) and non-recurring items, less capital expenditures. Management believes that free cash flow is meaningful to investors because it provides an additional measure of liquidity.  Diluted earnings per share excluding certain items is not intended to be an alternative for earnings per share.  Management believes that diluted earnings per share excluding certain items is meaningful to investors because it provides a view of the Company with respect to ongoing operating results. Reconciliations of these non-GAAP financial measures are included herein.  These non-GAAP measures should not be viewed as an alternative to GAAP measures of performance. Furthermore, these measures may not be consistent with similar measures provided by other companies.

Rockwood Holdings, Inc. is a leading global specialty chemicals and advanced materials company. Rockwood has a worldwide employee base of approximately 10,000 people and annual net sales of approximately $3.0 billion. Rockwood focuses on global niche segments of the specialty chemicals, pigments and additives and advanced materials markets. For more information on Rockwood, please visit www.rocksp.com.

###

The information set forth in this press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 concerning the business, operations and financial condition of Rockwood Holdings, Inc. and its subsidiaries and affiliates (“Rockwood”). Words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “predicts” and variations of such words or expressions are intended to identify forward-looking statements. Although Rockwood believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, there can be no assurance that its expectations will be realized. “Forward-looking statements” consist of all non-historical information, including any statements referring to the prospects and future performance of Rockwood. Actual results could differ materially from those projected in Rockwood’s forward-looking statements due to numerous known and unknown risks and uncertainties, including, among other things, the “Risk Factors” described in Rockwood’s 2006 Form 10-K on file with the Securities and Exchange Commission.  Rockwood does not undertake any obligation to publicly update any forward-looking statement to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.

Rockwood Holdings, Inc. and Subsidiaries

Consolidated Statements of Operations

(Dollars in millions, except per share amounts; shares in thousands)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2007	2006	2007	2006
Net sales	$807.2	$690.5	$3,136.4	$2,788.2
Cost of products sold	553.2	470.3	2,135.2	1,907.8

Gross profit	254.0	220.2	1,001.2	880.4

Selling, general and administrative expenses	159.8	139.7	611.7	554.1
Impairment charges	—	2.2	—	2.2
Restructuring charges, net	3.1	1.2	12.0	4.9
Loss (gain) on sale of assets	0.6	0.1	(4.7)	(0.3)

Operating income	90.5	77.0	382.2	319.5

Other income (expenses):
Interest expense	(60.6)	(52.0)	(219.3)	(200.1)
Interest income	1.1	0.5	11.2	2.4
Loss on early extinguishment of debt	—	—	(19.1)	—
Refinancing expenses	—	—	(0.9)	—
Foreign exchange (loss) gain, net	(3.5)	1.8	7.8	8.6
Other, net	0.1	(0.3)	—	1.8
Other income (expenses), net	(62.9)	(50.0)	(220.3)	(187.3)

Income from continuing operations before taxes and minority interest	27.6	27.0	161.9	132.2
Income tax provision	7.7	21.6	66.3	65.7

Income from continuing operations before minority interest	19.9	5.4	95.6	66.5
Minority interest in continuing operations	(1.7)	—	(7.9)	—
Net income from continuing operations	18.2	5.4	87.7	66.5

Income from discontinued operations, net of tax	6.2	3.5	19.1	41.7
Gain on sale of discontinued operations, net of tax	94.7	—	210.4	—
Minority interest in discontinued operations	—	(4.4)	(0.1)	(5.2)

Net income	$119.1	$4.5	$317.1	$103.0

Basic earnings per share:
Earnings from continuing operations	$0.25	$0.07	$1.19	$0.90
Earnings (loss) from discontinued operations, net of tax	1.36	(0.01)	3.11	0.50
Basic earnings per share	$1.61	$0.06	$4.30	$1.40

Diluted earnings per share:
Earnings from continuing operations	$0.24	$0.07	$1.15	$0.89
Earnings (loss) from discontinued operations, net of tax	1.32	(0.01)	3.01	0.48
Diluted earnings per share	$1.56	$0.06	$4.16	$1.37

Weighted average number of basic shares outstanding	73,865	73,785	73,817	73,782

Weighted average number of diluted shares outstanding	76,523	75,161	76,279	75,044

Rockwood Holdings, Inc. and Subsidiaries

Net Sales and Adjusted EBITDA

	Net Sales

	Three Months Ended
	December 31,
($ in millions)	2007	2006	% Change
Specialty Chemicals	$282.7	$232.7	21.5%
Performance Additives	221.3	178.6	23.9%
Titanium Dioxide Pigments	117.7	110.7	6.3%
Advanced Ceramics	116.7	103.3	13.0%
Specialty Compounds	66.4	59.6	11.4%
Corporate and other	2.4	5.6	–57.1%
Total (a)	$807.2	$690.5	16.9%

	Adjusted EBITDA

	Three Months Ended
	December 31,
($ in millions)	2007	2006	% Change
Specialty Chemicals	$69.4	$55.5	25.0%
Performance Additives	34.8	26.7	30.3%
Titanium Dioxide Pigments	24.3	22.6	7.5%
Advanced Ceramics	35.9	29.8	20.5%
Specialty Compounds	8.9	7.6	17.1%
Corporate and other	(14.1)	(10.2)	–38.2%
Adjusted EBITDA from continuing operations	159.2	132.0	20.6%
Discontinued operations – Electronics	10.3	8.3	24.1%
Total Adjusted EBITDA	$169.5	$140.3	20.8%

(a) — Excludes net sales of $54.7 million and $49.3 million for the three months ended December 31, 2007 and 2006, respectively, from the Electronics business sold on December 31, 2007.  Including these amounts, net sales were $861.9 million and $739.8 million for the three months ended December 31, 2007 and 2006, respectively.

Note: Net sales and Adjusted EBITDA do not include results of the Groupe Novasep segment that was sold in January 2007.

Rockwood Holdings, Inc. and Subsidiaries
Net Sales and Adjusted EBITDA

	Net Sales

	Twelve Months Ended
	December 31,
($ in millions)	2007	2006	% Change
Specialty Chemicals	$1,082.9	$918.3	17.9%
Performance Additives	832.7	766.3	8.7%
Titanium Dioxide Pigments	479.9	441.1	8.8%
Advanced Ceramics	452.5	389.6	16.1%
Specialty Compounds	276.6	251.0	10.2%
Corporate and other	11.8	21.9	–46.1%
Total (a)	$3,136.4	$2,788.2	12.5%

	Adjusted EBITDA

	Twelve Months Ended
	December 31,
($ in millions)	2007	2006	% Change
Specialty Chemicals	$262.2	$206.6	26.9%
Performance Additives	153.8	134.1	14.7%
Titanium Dioxide Pigments	91.6	88.5	3.5%
Advanced Ceramics	128.1	104.8	22.2%
Specialty Compounds	34.3	31.7	8.2%
Corporate and other	(55.6)	(47.8)	–16.3%
Adjusted EBITDA from continuing operations	614.4	517.9	18.6%
Discontinued operations – Electronics	37.6	35.3	6.5%
Total Adjusted EBITDA	$652.0	$553.2	17.9%

(a) — Excludes net sales of $201.9 million and $187.0 million for the year ended December 31, 2007 and 2006, respectively, from the Electronics business sold on December 31, 2007.  Including these amounts, net sales were $3,338.3 million and $2,975.2 million for the year ended December 31, 2007 and 2006, respectively.

Note: Net sales and Adjusted EBITDA do not include results of the Groupe Novasep segment that was sold in January 2007.

Rockwood Holdings, Inc. and Subsidiaries
Reconciliation of Segment Sales and Adjusted EBITDA

	Three Months Ended
	December 31,		Total	Total
($ in millions)	2007	2006	Change in $	Change in %
Net Sales:
Specialty Chemicals	$282.7	$232.7	$50.0	21.5%
Performance Additives	221.3	178.6	42.7	23.9
Titanium Dioxide Pigments	117.7	110.7	7.0	6.3
Advanced Ceramics	116.7	103.3	13.4	13.0
Specialty Compounds	66.4	59.6	6.8	11.4
Corporate and other	2.4	5.6	(3.2)	(57.1)
Total	$807.2	$690.5	$116.7	16.9%

	Foreign
	Exchange	Net	Net
($ in millions)	Effect in $	Change in $	Change in %
Net Sales:
Specialty Chemicals	$23.5	$26.5	11.4%
Performance Additives	4.9	37.8	21.2
Titanium Dioxide Pigments	12.9	(5.9)	(5.3)
Advanced Ceramics	11.9	1.5	1.5
Specialty Compounds	2.3	4.5	7.6
Corporate and other	0.3	(3.5)	(62.5)
Total	$55.8	$60.9	8.8%

	Three Months Ended
	December 31,		Total	Total
($ in millions)	2007	2006	Change in $	Change in %
Adjusted EBITDA:
Specialty Chemicals	$69.4	$55.5	$13.9	25.0%
Performance Additives	34.8	26.7	8.1	30.3
Titanium Dioxide Pigments	24.3	22.6	1.7	7.5
Advanced Ceramics	35.9	29.8	6.1	20.5
Specialty Compounds	8.9	7.6	1.3	17.1
Corporate and other	(14.1)	(10.2)	(3.9)	(38.2)
Adjusted EBITDA from continuing operations	159.2	132.0	27.2	20.6
Discontinued operations – Electronics	10.3	8.3	2.0	24.1
Total Adjusted EBITDA	$169.5	$140.3	$29.2	20.8%

	Foreign
	Exchange	Net	Net
($ in millions)	Effect in $	Change in $	Change in %
Adjusted EBITDA:
Specialty Chemicals	$4.9	$9.0	16.2%
Performance Additives	0.7	7.4	27.7
Titanium Dioxide Pigments	2.7	(1.0)	(4.4)
Advanced Ceramics	3.8	2.3	7.7
Specialty Compounds	0.3	1.0	13.2
Corporate and other	(0.1)	(3.8)	(37.3)
Adjusted EBITDA from continuing operations	12.3	14.9	11.3
Discontinued operations – Electronics	0.4	1.6	19.3
Total Adjusted EBITDA	$12.7	$16.5	11.8%

Rockwood Holdings, Inc. and Subsidiaries
Reconciliation of Segment Sales and Adjusted EBITDA

	Twelve Months Ended
	December 31,		Total	Total
($ in millions)	2007	2006	Change in $	Change in %
Net Sales:
Specialty Chemicals	$1,082.9	$918.3	$164.6	17.9%
Performance Additives	832.7	766.3	66.4	8.7
Titanium Dioxide Pigments	479.9	441.1	38.8	8.8
Advanced Ceramics	452.5	389.6	62.9	16.1
Specialty Compounds	276.6	251.0	25.6	10.2
Corporate and other	11.8	21.9	(10.1)	(46.1)
Total	$3,136.4	$2,788.2	$348.2	12.5%

	Foreign
	Exchange	Net	Net
($ in millions)	Effect in $	Change in $	Change in%
Net Sales:
Specialty Chemicals	$63.7	$100.9	11.0%
Performance Additives	19.7	46.7	6.1
Titanium Dioxide Pigments	39.9	(1.1)	(0.2)
Advanced Ceramics	34.7	28.2	7.2
Specialty Compounds	9.1	16.5	6.6
Corporate and other	0.9	(11.0)	(50.2)
Total	$168.0	$180.2	6.5%

	Twelve Months Ended
	December 31,		Total	Total
($ in millions)	2007	2006	Change in $	Change in %
Adjusted EBITDA:
Specialty Chemicals	$262.2	$206.6	$55.6	26.9%
Performance Additives	153.8	134.1	19.7	14.7
Titanium Dioxide Pigments	91.6	88.5	3.1	3.5
Advanced Ceramics	128.1	104.8	23.3	22.2
Specialty Compounds	34.3	31.7	2.6	8.2
Corporate and other	(55.6)	(47.8)	(7.8)	(16.3)
Adjusted EBITDA from continuing operations	614.4	517.9	96.5	18.6
Discontinued operations - Electronics	37.6	35.3	2.3	6.5
Total Adjusted EBITDA	$652.0	$553.2	$98.8	17.9%

	Foreign
	Exchange	Net	Net
($ in millions)	Effect in $	Change in $	Change in%
Adjusted EBITDA:
Specialty Chemicals	$13.4	$42.2	20.4%
Performance Additives	3.5	16.2	12.1
Titanium Dioxide Pigments	7.6	(4.5)	(5.1)
Advanced Ceramics	10.6	12.7	12.1
Specialty Compounds	0.9	1.7	5.4
Corporate and other	(0.8)	(7.0)	(14.6)
Adjusted EBITDA from continuing operations	35.2	61.3	11.8
Discontinued operations – Electronics	1.2	1.1	3.1
Total Adjusted EBITDA	$36.4	$62.4	11.3%

Rockwood Holdings, Inc. and Subsidiaries Reconciliation of Income from Continuing Operations before Taxes and Minority Interest to Adjusted EBITDA by Segment

			Titanium
	Specialty	Performance	Dioxide	Advanced
($ in millions)	Chemicals	Additives	Pigments	Ceramics
Three months ended December 31, 2007

Income (loss) from continuing operations
before taxes and minority interest	$39.8	$4.1	$1.7	$15.6
Interest expense	11.5	8.4	8.5	8.6
Interest income	2.9	(0.7)	(0.2)	0.4
Depreciation and amortization	14.5	16.8	13.0	10.7
Restructuring charges, net	0.7	1.2	—	1.1
Systems/organization establishment expenses	—	1.9	—	0.2
Cancelled acquisition and disposal costs	0.1	0.1	0.5	—
Inventory write-up reversal	—	2.9	—	—
Loss (gain) on sale of assets	0.2	(0.1)	0.4	—
Foreign exchange (gain) loss, net	(0.3)	—	0.4	(0.8)
Other	—	0.2	—	0.1
Adjusted EBITDA from continuing operations	69.4	34.8	24.3	35.9
Discontinued operations - Electronics	—	—	—	—
Total Adjusted EBITDA	$69.4	$34.8	$24.3	$35.9

		Discontinued
	Specialty	Operations -	Corporate and
($ in millions)	Compounds	Electronics	other	Consolidated
Three months ended December 31, 2007

Income (loss) from continuing operations
before taxes and minority interest	$2.8	$—	$(36.4)	$27.6
Interest expense	2.4	—	21.2	60.6
Interest income	0.2	—	(3.7)	(1.1)
Depreciation and amortization	2.8	—	1.5	59.3
Restructuring charges, net	—	—	0.1	3.1
Systems/organization establishment expenses	0.2	—	0.1	2.4
Cancelled acquisition and disposal costs	0.5	—	(1.7)	(0.5)
Inventory write-up reversal	—	—	—	2.9
Loss (gain) on sale of assets	—	—	0.1	0.6
Foreign exchange (gain) loss, net	—	—	4.2	3.5
Other	—	—	0.5	0.8
Adjusted EBITDA from continuing operations	8.9	—	(14.1)	159.2
Discontinued operations - Electronics	—	10.3	—	10.3
Total Adjusted EBITDA	$8.9	$10.3	$(14.1)	$169.5

			Titanium
	Specialty	Performance	Dioxide	Advanced
($ in millions)	Chemicals	Additives	Pigments	Ceramics
Three months ended December 31, 2006

Income (loss) from continuing operations
before taxes and minority interest	$28.3	$12.9	$4.8	$11.1
Interest expense	11.6	3.6	7.5	8.2
Interest income	1.0	(1.7)	(0.2)	—
Depreciation and amortization	12.7	10.4	10.4	8.4
Impairment charges	2.2	—	—	—
Restructuring charges, net	0.9	0.1	—	0.5
Systems/organization establishment expenses	0.2	0.3	—	0.6
Cancelled acquisition and disposal costs	—	0.1	—	—
Inventory write-up reversal	—	—	—	—
Loss (gain) on sale of assets	—	0.4	0.1	0.1
Foreign exchange loss (gain), net	—	—	—	—
Other	(1.4)	0.6	—	0.9
Adjusted EBITDA from continuing operations	55.5	26.7	22.6	29.8
Discontinued operations - Electronics	—	—	—	—
Total Adjusted EBITDA	$55.5	$26.7	$22.6	$29.8

		Discontinued
	Specialty	Operations -	Corporate and
($ in millions)	Compounds	Electronics	other	Consolidated
Three months ended December 31, 2006

Income (loss) from continuing operations
before taxes and minority interest	$1.9	$—	$(32.0)	27.0
Interest expense	2.4	—	18.7	52.0
Interest income	—	—	0.4	(0.5)
Depreciation and amortization	2.5	—	1.2	45.6
Impairment charges	—	—	—	2.2
Restructuring charges, net	—	—	0.1	1.6
Systems/organization establishment expenses	0.6	—	1.7	3.4
Cancelled acquisition and disposal costs	—	—	0.5	0.6
Inventory write-up reversal	0.2	—	—	0.2
Loss (gain) on sale of assets	—	—	(0.5)	0.1
Foreign exchange loss (gain), net	—	—	(1.8)	(1.8)
Other	—	—	1.5	1.6
Adjusted EBITDA from continuing operations	7.6	—	(10.2)	132.0
Discontinued operations - Electronics	—	8.3	—	8.3
Total Adjusted EBITDA	$7.6	$8.3	$(10.2)	$140.3

Rockwood Holdings, Inc. and Subsidiaries Reconciliation of Income from Continuing Operations before Taxes and Minority Interest to Adjusted EBITDA by Segment

			Titanium
	Specialty	Performance	Dioxide	Advanced
($ in millions)	Chemicals	Additives	Pigments	Ceramics
Twelve months ended December 31, 2007

Income (loss) from continuing operations
before taxes and minority interest	$165.4	$63.4	$12.7	$50.9
Interest expense	42.0	22.1	32.4	33.8
Interest income	—	(1.3)	(0.2)	0.3
Depreciation and amortization	54.4	56.4	44.6	40.5
Restructuring charges, net	2.6	2.2	—	2.5
Systems/organization establishment expenses	(0.4)	2.8	—	1.1
Cancelled acquisition and disposal costs	0.1	0.1	1.6	—
Inventory write-up reversal	0.1	5.5	—	0.1
Refinancing expenses	—	—	—	—
Loss on early extinguishment of debt	—	1.9	—	—
(Gain) loss on sale of assets	(0.2)	0.2	0.5	—
Foreign exchange gain, net	(0.6)	(0.2)	—	(1.2)
Other	(1.2)	0.7	—	0.1
Adjusted EBITDA from continuing operations	262.2	153.8	91.6	128.1
Discontinued operations - Electronics	—	—	—	—
Total Adjusted EBITDA	$262.2	$153.8	$91.6	$128.1

		Discontinued
	Specialty	Operations -	Corporate and
($ in millions)	Compounds	Electronics	other	Consolidated
Twelve months ended December 31, 2007

Income (loss) from continuing operations
before taxes and minority interest	$11.8	$—	$(142.3)	$161.9
Interest expense	9.4	—	79.6	219.3
Interest income	(0.3)	—	(9.7)	(11.2)
Depreciation and amortization	11.2	—	5.6	212.7
Restructuring charges, net	—	—	4.7	12.0
Systems/organization establishment expenses	0.6	—	0.1	4.2
Cancelled acquisition and disposal costs	0.5	—	—	2.3
Inventory write-up reversal	—	—	—	5.7
Refinancing expenses	—	—	0.9	0.9
Loss on early extinguishment of debt	1.1	—	16.1	19.1
(Gain) loss on sale of assets	—	—	(5.2)	(4.7)
Foreign exchange gain, net	—	—	(5.8)	(7.8)
Other	—	—	0.4	—
Adjusted EBITDA from continuing operations	34.3	—	(55.6)	614.4
Discontinued operations - Electronics	—	37.6	—	37.6
Total Adjusted EBITDA	$34.3	$37.6	$(55.6)	$652.0

			Titanium
	Specialty	Performance	Dioxide	Advanced
($ in millions)	Chemicals	Additives	Pigments	Ceramics
Twelve months ended December 31, 2006

Income (loss) from continuing operations
before taxes and minority interest	$110.1	$73.1	$23.1	$36.4
Interest expense	49.3	14.8	29.2	31.6
Interest income	(4.6)	(1.6)	(0.4)	(0.1)
Depreciation and amortization	47.5	42.5	38.2	33.1
Impairment charges	2.2	—	—	—
Restructuring charges, net	2.0	1.2	—	1.1
Systems/organization establishment expenses	0.1	1.3	—	1.3
Cancelled acquisition and disposal costs	1.0	0.1	—	—
Inventory write-up reversal	—	0.8	—	0.1
Loss (gain) on sale of assets	0.3	0.4	0.1	0.1
Foreign exchange loss (gain), net	0.4	0.1	—	—
Other	(1.7)	1.4	(1.7)	1.2
Adjusted EBITDA from continuing operations	206.6	134.1	88.5	104.8
Discontinued operations - Electronics	—	—	—	—
Total Adjusted EBITDA	$206.6	$134.1	$88.5	$104.8

		Discontinued
	Specialty	Operations -	Corporate and
($ in millions)	Compounds	Electronics	other	Consolidated
Twelve months ended December 31, 2006

Income (loss) from continuing operations
before taxes and minority interest	$12.5	$—	$(123.0)	$132.2
Interest expense	9.6	—	65.6	200.1
Interest income	(0.2)	—	4.5	(2.4)
Depreciation and amortization	8.7	—	5.4	175.4
Impairment charges	—	—	—	2.2
Restructuring charges, net	—	—	1.0	5.3
Systems/organization establishment expenses	0.9	—	7.1	10.7
Cancelled acquisition and disposal costs	—	—	0.8	1.9
Inventory write-up reversal	0.2	—	—	1.1
Loss (gain) on sale of assets	—	—	(1.2)	(0.3)
Foreign exchange loss (gain), net	—	—	(9.1)	(8.6)
Other	—	—	1.1	0.3
Adjusted EBITDA from continuing operations	31.7	—	(47.8)	517.9
Discontinued operations - Electronics	—	35.3	—	35.3
Total Adjusted EBITDA	$31.7	$35.3	$(47.8)	$553.2

Rockwood Holdings, Inc. and Subsidiaries Consolidated Reconciliation of Net Income to Adjusted EBITDA ($ in millions)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2007	2006	2007	2006
Net income	$119.1	$4.5	$317.1	$103.0
Income from discontinued operations, net of tax	(6.2)	(3.5)	(19.1)	(41.7)
Gain on sale of discontinued operations, net of tax	(94.7)	—	(210.4)	—
Minority interest in discontinued operations	—	4.4	0.1	5.2
Net income from continuing operations	18.2	5.4	87.7	66.5
Income tax provision	7.7	21.6	66.3	65.7
Minority interest in continuing operations	1.7	—	7.9	—
Income from continuing operations before taxes and minority interest	27.6	27.0	161.9	132.2
Interest expense	60.6	52.0	219.3	200.1
Interest income	(1.1)	(0.5)	(11.2)	(2.4)
Depreciation and amortization	59.3	45.6	212.7	175.4
Impairment charges	—	2.2	—	2.2
Restructuring charges, net	3.1	1.6	12.0	5.3
Systems/organization establishment expenses	2.4	3.4	4.2	10.7
Cancelled acquisition and disposal costs	(0.5)	0.6	2.3	1.9
Inventory write-up reversal	2.9	0.2	5.7	1.1
Refinancing expenses	—	—	0.9	—
Loss on early extinguishment of debt	—	—	19.1	—
Loss (gain) on sale of assets	0.6	0.1	(4.7)	(0.3)
Foreign exchange loss (gain), net	3.5	(1.8)	(7.8)	(8.6)
Other	0.8	1.6	—	0.3
Adjusted EBITDA from continuing operations	159.2	132.0	614.4	517.9
Discontinued operations - Electronics	10.3	8.3	37.6	35.3
Total Adjusted EBITDA	$169.5	$140.3	$652.0	$553.2

Rockwood Holdings, Inc. and Subsidiaries

Consolidated Reconciliation of Net Income/Diluted EPS as Reported to Net Income/Diluted EPS as Adjusted

(Dollars in millions, except per share amounts; shares in thousands)

	Three Months Ended		Three Months Ended
	December 31, 2007		December 31, 2006
	Net Income	Diluted EPS	Net Income	Diluted EPS
As reported	$119.1	$1.56	$4.5	$0.06

Net non-recurring and other special items:

Adjustments from discontinued operations:
Gain on sale of Electronics business	(94.8)	(1.24)	—	—
Gain on sale of Groupe Novasep	0.1	—	—	—
Gain on sale of discontinued operations, net of tax	(94.7)	(1.24)	—	—

Other adjustments	(0.5)	(0.01)	8.6	0.12
Total adjustments from discontinued operations (a)	(95.2)	(1.25)	8.6	0.12

Adjustments to expenses from continuing operations:
Mark-to-market swap loss	16.8	0.22	—	—
Foreign exchange losses on debt	8.1	0.11	—	—
Systems organization/establishment expenses	2.2	0.03	2.1	0.03
Restructuring charges	2.2	0.03	1.0	0.01
Inventory write-up reversal	2.6	0.03	0.1	—
Other	0.5	0.01	1.5	0.02
Impairment charges	—	—	1.4	0.02
Tax - other non-recurring items	—	—	1.6	0.02
Subtotal	32.4	0.43	7.7	0.10

Adjustments to income from continuing operations:
Impact of tax rate changes	(9.7)	(0.13)	—	—
Tax allocation from discontinued operations	(7.1)	(0.10)	—	—
Tax - other non-recurring items	(0.1)	—	—	—
Foreign exchange gains on debt	—	—	(1.1)	(0.01)
Mark-to-market swap gain	—	—	(0.5)	(0.01)
Subtotal	(16.9)	(0.23)	(1.6)	(0.02)

Total adjustments from continuing operations (b)	15.5	0.20	6.1	0.08

Total non-recurring and other items (a) + (b)	(79.7)	(1.05)	14.7	0.20

As adjusted	$39.4	$0.51	$19.2	$0.26

Weighted average number of diluted shares outstanding		76,523		75,161

Rockwood Holdings, Inc. and Subsidiaries

Consolidated Reconciliation of Net Income/Diluted EPS as Reported to Net Income/Diluted EPS as Adjusted

(Dollars in millions, except per share amounts; shares in thousands)

	Twelve Months Ended		Twelve Months Ended
	December 31, 2007		December 31, 2006
	Net Income	Diluted EPS	Net Income	Diluted EPS
As reported	$317.1	$4.16	$103.0	$1.37

Net non-recurring and other special items:

Adjustments from discontinued operations:
Gain on sale of Electronics business	(94.8)	(1.24)	—	—
Gain on sale of Groupe Novasep	(115.6)	(1.52)	—	—
Gain on sale of discontinued operations, net of tax	(210.4)	(2.76)	—	—

Other adjustments	(0.3)	—	(2.1)	(0.03)
Total adjustments from discontinued operations (a)	(210.7)	(2.76)	(2.1)	(0.03)

Adjustments to expenses from continuing operations:
Loss on early extinguishment of debt	12.2	0.16	—	—
Mark-to-market swap loss	26.2	0.34	—	—
Restructuring charges	8.2	0.11	3.5	0.05
Cancelled acquisition and disposal costs	1.2	0.02	1.1	0.01
Inventory write-up reversal	4.4	0.06	0.7	0.01
Systems organization/establishment expenses	3.3	0.04	6.5	0.09
Foreign exchange losses on debt	1.7	0.02	—	—
Other	0.9	0.01	0.7	0.01
Impairment charges	—	—	1.4	0.02
Tax - other non-recurring items	—	—	1.6	0.02
Subtotal	58.1	0.76	15.5	0.21

Adjustments to income from continuing operations:
Gain on asset sales	(3.1)	(0.04)	(0.3)	(0.01)
Impact of tax rate changes	(11.2)	(0.15)	—	—
Tax allocation from discontinued operations	(7.1)	(0.10)	—	—
Tax - other non-recurring items	(0.1)	—	—	—
Foreign exchange gains on debt	—	—	(6.3)	(0.08)
Mark-to-market swap gain	—	—	(4.4)	(0.06)
Subtotal	(21.5)	(0.29)	(11.0)	(0.15)

Total adjustments from continuing operations (b)	36.6	0.47	4.5	0.06

Total non-recurring and other items (a) + (b)	(174.1)	(2.29)	2.4	0.03

As adjusted	$143.0	$1.87	$105.4	$1.40

Weighted average number of diluted shares outstanding		76,279		75,044